                                                                    EXHIBIT 2.01

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Merger Agreement") is entered into as of March 1, 2000, by and between AllAdvantage.com, a California corporation ("AllAdvantage California"), and AllAdvantage.com Inc., a Delaware corporation ("AllAdvantage Delaware"). AllAdvantage California and AllAdvantage Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations".

                                   RECITALS
                                   --------

     A. AllAdvantage California was incorporated on March 24, 1999. Its current authorized capital stock consists of: (i) 150,000,000 shares of Common Stock, no par value ("AllAdvantage California Common Stock"), of which 29,326,983 shares are issued and outstanding; and (ii) 36,335,044 shares of Preferred Stock, no par value ("AllAdvantage California Preferred Stock"), of which 36,021,269 shares are issued and outstanding (consisting of 4,000,000 shares of Series A Preferred Stock, 2,500,000 shares of Series B Preferred Stock, 13,067,343 shares of Series C Preferred Stock and 16,453,926 shares of Series D Preferred Stock).

     B. AllAdvantage Delaware was incorporated on January 4, 2000. Its authorized capital stock consists of 1,000 shares of Common Stock, with a par value of $0.001 per share ("AllAdvantage Delaware Common Stock"), of which 1,000 shares are issued and outstanding.

     C. The respective Boards of Directors of AllAdvantage California and AllAdvantage Delaware deem it advisable and to the advantage of each of the Constituent Corporations that AllAdvantage California merge with and into AllAdvantage Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of AllAdvantage California from California to Delaware.

     D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that AllAdvantage California shall merge with and into AllAdvantage Delaware on the following terms, conditions and other provisions:

     1.   Merger and Effective Time.  At the Effective Time (as defined below),
          -------------------------
AllAdvantage California shall be merged with and into AllAdvantage Delaware (the "Merger"), and AllAdvantage Delaware shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     2.   Effect of Merger.  At the Effective Time, the separate corporate
          ----------------
existence of AllAdvantage California shall cease; the corporate identity, existence, powers, rights and immunities of AllAdvantage Delaware as the Surviving Corporation shall continue unimpaired by the Merger; and AllAdvantage Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of AllAdvantage California, all without further act or deed.

     3.   Governing Documents.  At the Effective Time, (i) the Certificate of
          -------------------
Incorporation of AllAdvantage Delaware in effect immediately prior to the Effective Time shall be amended and restated by virtue of the Merger to read as set forth in full in Exhibit "A" hereto (the "First Restated Certificate") and
                     -----------
(ii) the Bylaws of AllAdvantage Delaware in effect immediately prior to the Effective Time shall be amended and restated by virtue of the Merger as approved by the Board of Directors of AllAdvantage Delaware.

     4.   Directors and Officers.  At the Effective Time, the directors of
          ----------------------
AllAdvantage Delaware shall be and become the directors of the Surviving Corporation, and the officers of AllAdvantage Delaware shall be and become the officers (holding the same offices) of the Surviving Corporation, and after the Effective Time shall serve in accordance with the First Restated Certificate and restated Bylaws of the Surviving Corporation.

     5.   Conversion of Shares of AllAdvantage California.  At the Effective
          -----------------------------------------------
Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of AllAdvantage California Common Stock issued and outstanding immediately prior thereto shall be converted into one fully paid and nonassessable share of AllAdvantage Delaware Common Stock, (ii) each share of AllAdvantage California Series A Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of AllAdvantage Delaware Series A Preferred Stock, (iii) each share of AllAdvantage California Series B Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of AllAdvantage Delaware Series B Preferred Stock, (iv) each share of AllAdvantage California Series C Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of AllAdvantage Delaware Series C Preferred Stock and (v) each share of AllAdvantage California Series D Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of AllAdvantage Delaware Series D Preferred Stock. Shares of AllAdvantage Delaware Common Stock and Preferred Stock issued in the Merger upon conversion of shares of AllAdvantage California Common Stock and Preferred Stock, respectively, shall, by virtue of the Merger, continue to be subject to the same contractual restrictions on transfer, rights of repurchase, vesting and other provisions, if any, to the same extent as were applicable immediately prior to the Effective Time to the shares of AllAdvantage California Common Stock and Preferred Stock so converted. Continuous employment with AllAdvantage California will be credited to holders of AllAdvantage Delaware Common Stock for purposes of determining the vesting of shares of AllAdvantage Delaware Stock subject to vesting provisions at the Effective Time.

     6.   Cancellation of Shares of AllAdvantage Delaware.  At the Effective
          -----------------------------------------------
Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, all of the previously issued and outstanding shares of AllAdvantage Delaware Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically canceled and returned to the status of authorized but unissued shares.

     7.   Stock Certificates.  At and after the Effective Time, all of the
          ------------------
outstanding certificates that, prior to that date, represented shares of AllAdvantage California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of AllAdvantage Delaware Common Stock into which such shares of AllAdvantage California Common Stock are converted as provided herein. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of a series of AllAdvantage California Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the series of AllAdvantage Delaware Preferred Stock into which such shares of AllAdvantage California Preferred Stock are converted as provided herein. The registered owner on the books and records of AllAdvantage California of any such outstanding stock certificate for AllAdvantage California Common Stock or AllAdvantage California Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to AllAdvantage Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of AllAdvantage Delaware Common Stock or AllAdvantage Delaware Preferred Stock evidenced by such outstanding certificate as provided above.

     8.   Assumption of Options and Warrants.  At the Effective Time, all
          ----------------------------------
outstanding and unexercised portions of all options to purchase AllAdvantage California Common Stock under the AllAdvantage California 1999 Equity Incentive Plan and 2000 Equity Incentive Plan (the "Existing Plans"), and all other outstanding options to purchase AllAdvantage California Common Stock, shall be assumed by AllAdvantage Delaware and become options to purchase the same number of shares of AllAdvantage Delaware Common Stock at the same exercise price per share but otherwise shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the Existing Plans). Continuous employment with AllAdvantage California will be credited to an optionee for purposes of determining the vesting of the number of shares of AllAdvantage Delaware Common Stock subject to exercise under an assumed AllAdvantage California option at the Effective Time. At the Effective Time, AllAdvantage Delaware shall adopt and assume the Existing Plans. Additionally, at the Effective Time, all outstanding and unexercised portions of all warrants to purchase or acquire AllAdvantage California Common Stock or any series of AllAdvantage California Preferred Stock shall be assumed by AllAdvantage Delaware and become warrants to purchase or acquire the same number of shares of AllAdvantage Delaware Common Stock or the corresponding series of AllAdvantage Delaware Preferred Stock, as the case may be, at the same exercise price per share but otherwise with the same term, exercisability, and all other material terms and conditions.

     9.   Fractional Shares.  No fractional shares of AllAdvantage Delaware
          -----------------
Common Stock or AllAdvantage Delaware Preferred Stock will be issued in connection with the Merger.

     10.  Employee Benefit Plans.  At the Effective Time, the obligations of
          ----------------------
AllAdvantage California under or with respect to every plan, trust, program and benefit then in effect or administered by AllAdvantage California for the benefit of the directors, officers and employees of AllAdvantage California or any of its subsidiaries shall become the lawful obligations of AllAdvantage Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, AllAdvantage Delaware hereby expressly adopts and assumes all obligations of AllAdvantage California under such employee benefit plans.

     11.  Further Assurances.  From time to time, as and when required by the
          ------------------
Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of AllAdvantage California such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AllAdvantage California, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of AllAdvantage California, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

     12.  Condition.  The consummation of the Merger is subject to the approval
          ---------
of this Merger Agreement and the Merger contemplated hereby by the shareholders of AllAdvantage California and by the sole stockholder of AllAdvantage Delaware, prior to or at the Effective Time.

     13.  Abandonment.  At any time before the Effective Time, this Merger
          -----------
Agreement may be terminated and the Merger abandoned by the Board of Directors of AllAdvantage California or AllAdvantage Delaware, notwithstanding approval of this Merger Agreement by the shareholders of AllAdvantage California and the sole stockholder of AllAdvantage Delaware.

     14.  Amendment.  At any time before the Effective Time, this Merger
          ---------
Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of AllAdvantage California and the sole stockholder of AllAdvantage Delaware; provided, however, that any amendment made subsequent to the adoption of this Merger Agreement by the shareholders of AllAdvantage California or the sole stockholder of AllAdvantage Delaware shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of AllAdvantage California; (ii) alter or change of any of the terms of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of AllAdvantage California or AllAdvantage Delaware.

     15.  Tax-Free Reorganization.  The Merger is intended to be a tax-free plan
          -----------------------
of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

     16.  Governing Law.  This Merger Agreement shall be governed by and
          -------------
construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of AllAdvantage Delaware and the Merger.

     17.  Counterparts.  In order to facilitate the filing and recording of this
          ------------
Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this the parties hereto have caused this Merger Agreement to be duly executed on the date and year first above written.

AllAdvantage.com                          AllAdvantage.com Inc.
(a California corporation)                (a Delaware corporation)



By:________________________________       By:_______________________________
    James Jorgensen, President                James Jorgensen, President


By:_______________________________        By:_______________________________
    Carl Anderson, Secretary                  David Johnson, Secretary



                [Signature Page to Agreement and Plan of Merger]

                                  EXHIBIT "A"


                          FIRST AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION